UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 29, 2005

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2005, Superior Energy Services, Inc. (the "Company") entered into that certain Fourth Amendment to Amended and Restated Credit Agreement (the "Amendment") among the Company, SESI, L.L.C., as Borrower, JPMorgan Chase Bank, N.A. (successor by merger with Bank One, NA), as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the Lenders party thereto. The Amendment permits the Company, the Borrower and their subsidiaries to incur capital expenditures during fiscal year 2005 of up to $110,000,000. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of the which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On August 1, 2005, the Company issued a press release announcing its earnings for the second quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 29, 2005, among SESI, L.L.C., as Borrower, Superior Energy Services, Inc., as Parent, JPMorgan Chase Bank, N.A. (successor by merger with Bank One, NA), as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the Lenders party thereto.

	99.1	Press release issued by Superior Energy Services, Inc., dated August 1, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    August 2, 2005